UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices (Zip Code)

(541) 385-6205

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2010, Cascade Bancorp (NASDAQ: CACB) (the “Company”), David F. Bolger (“Mr. Bolger”), Two-Forty Associates (“Two-Forty”), and The David F. Bolger 2008 Grantor Retained Annuity Trust (the “GRAT”) entered into an amendment (the “Bolger Amendment”) to the Securities Purchase Agreement between the Company and Mr. Bolger dated October 29, 2009 (the “Bolger Purchase Agreement”).  Mr. Bolger, Two-Forty, and the GRAT currently hold 9.0%, 0.7%, and 2.6% of the Company’s outstanding common stock, respectively.  The Bolger Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

In addition, on February 16, 2010, the Company and an affiliate of Lightyear Fund II, L.P. (“Lightyear”) entered into an amendment (the “Lightyear Amendment”) to the Securities Purchase Agreement between the Company and Lightyear dated October 29, 2009 (the “Lightyear Purchase Agreement”).  The Lightyear Amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference.  The Bolger Purchase Agreement and the Lightyear Purchase Agreement (collectively, the “Securities Purchase Agreements”) are Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed October 30, 2009.

The Bolger Amendment and the Lightyear Amendment, among other things, extend the date by which conditions of closing must be satisfied.  As amended, the Securities Purchase Agreements may be terminated by a party prior to closing if the conditions to such party’s obligation to close have not been satisfied on or before May 31, 2010.  A sale by the Company of its common stock in a concurrent public offering is no longer a condition to the closing of the sales of common stock to Mr. Bolger and Lightyear (the “Private Offerings”) contemplated by the Securities Purchase Agreements.  Instead, the Private Offerings are conditioned upon the Company’s simultaneous sale of shares of its common stock in additional private placements to other investors under separate written agreements (the “Additional Investments”), such that the total net proceeds from the Private Offerings and the Additional Investments is at least $150 million, in addition to the other closing conditions set forth in each of the Securities Purchase Agreements.

The foregoing description of the Bolger Amendment and the Lightyear Amendment is a summary of the material terms of such amendments and does not purport to be a complete description of all of the terms of the such amendments.  Copies of the amendments are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and the foregoing description is qualified in its entirety by such amendments.

A copy of the press release relating to the amendments is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

10.1      First Amendment to the Securities Purchase Agreement, dated February 16, 2010, between the Company and David F. Bolger, Two-Forty Associates, and The David F. Bolger 2008 Grantor Retained Annuity Trust

10.2      First Amendment to the Securities Purchase Agreement, dated February16, 2010, between the Company and BOTC Holdings LLC

99.1      Press Release dated February 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

Date: February 19, 2010	By:	/s/ Patricia L. Moss
Patricia L. Moss Chief Executive Officer